Exhibit 99.1

AI for the Limitless Enterprise

iLearningEngines Reports Second Quarter 2024 Results

Second quarter revenue grew 33.9% year-over-year to $135.5 million

Net loss driven entirely by one-time items; Adjusted EBITDA1 of $4 million

BETHESDA, MD August 13, 2024 – iLearningEngines, Inc. (NASDAQ: AILE) (“iLearningEngines”, “ILE”, or “the Company”), a leader in AI-powered learning and work automation for enterprises, today announced financial results for the second quarter ended June 30, 2024.

“We are pleased to report financial results for our first quarter as a publicly traded company,” said Harish Chidambaran, Chief Executive Officer of iLearningEngines. “We delivered 33.9% year-over-year top line revenue growth, including $521 million of annual recurring revenue, up 33% year-over-year. It was an exciting and monumental quarter for the Company as we completed our business combination with Arrowroot Acquisition Corp.; we were added to the Russell 3000 and its related indexes; and we raised an additional $20 million in debt financing allowing us to further grow our business. We continue to see strong demand for the ILE AI platform as we added over a hundred end customers this quarter.”

Second Quarter 2024 Financial Highlights –Three Months Ended June 30, 2024

●	Revenue – Revenue increased 33.9% year-over-year to $135.5 million.

●	Annual Recurring Revenue (“ARR”)[2] – ARR increased 33.2% year-over-year to $520.8 million.

●	Net Dollar Retention (“NDR”)[2] – Trailing 12-month NDR continues around 130%.

●	GAAP Net Loss – Net loss was $314.0 million, which included an $82.3 million one-time catch-up share-based compensation expense related to the previously announced business combination (the “Business Combination”) transaction with Arrowroot Acquisition Corp. (“Arrowroot”) and $5.7 million of share-based compensation expense for the quarter, and other one-time expenses of $37.4 million change in fair value of warrant liability, $169.9 million change in fair value of convertible notes, and an $8.2 million gain on debt extinguishment

●	Adjusted EBITDA & Adjusted EBITDA Margin[1] – Adjusted EBITDA was $4.0 million.

●	Cost of Revenue: Cost of Revenue increased marginally from 29.7% of revenue ($30.1 million) in the three months ended June 30, 2023 to 30.9% of revenue ($41.8 million) in the three months ended June 30, 2024. This slight increase is linked to the implementation revenue from the new contracts that started in the three months ended June 30, 2024.

[1]	Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For descriptions and reconciliations of our non-GAAP financial measures to their most comparable GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” and the tables at the end of this press release.
[2]	For additional information regarding ARR and NDR, please see the section titled “Certain Definitions” at the end of this press release.

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●	Research and Development (“R&D”): R&D slightly increased from 30.1% of revenue ($30.4 million) in the three months ended June 30, 2023 to 30.4% of revenue ($41.2 million) in the three months ended June 30, 2024. The spend in research and development is linked to the product roadmap of Hyper Automation apps.

●	Selling General and Administration (“SG&A”): SG&A increased from 36.4% of revenue ($36.9 million) in the three months ended June 30, 2023 to 101.6% of revenue ($137.7 million) in the three months ended June 30, 2024.

o	Selling and Marketing (“S&M”) expenses improved marginally from 31.2% of revenue ($31.6 million) in the three months ended June 30, 2023 to 30.9% of revenue ($41.9 million) in the three months ended June 30, 2024.

o	General and Administrative (“G&A”) expenses marginally increased from 5.2% of revenue ($5.3 million) in the three months ended June 30, 2023 to 70.7% of revenue ($95.8 million) in the three months ended June 30, 2024.

●	Shares outstanding – As of June 30, 2024 the Company had: (i) approximately 141.2 million shares of common stock outstanding, (ii) warrants to purchase 22.6 million shares of common stock, consisting of 14.4 million public warrants, each exercisable for one share of common stock at a price of $11.50 per share, and 8.3 million private warrants, each exercisable for one share of common stock at a price of $11.50 per share, outstanding, and (iii) approximately 1.3 million restricted stock units, each convertible into one share of common stock, subject to vesting conditions, outstanding.

Second Quarter 2024 Unaudited Financial Summary & Operating Metrics (In millions, except percentages)

	Three Months Ended June 30,
Metric	2024	2023	% Change
Revenue	135.5	101.2	33.9%
Gross profit	93.7	71.2	31.7%
Net loss	(314.0)	(1.9)	NM
Adjusted EBITDA	4.0	1.3	197.5%
Adjusted EBITDA Margin	2.9%	1.3%	122.2%

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	Six Months Ended June 30,
Metric	2024	2023	% Change
Revenue	260.5	195.2	33.4%
Gross profit	179.9	133.6	34.7%
Net loss	(340.0)	(1.5)	NM
Adjusted EBITDA	13.0	3.6	259.1%
Adjusted EBITDA Margin	5.0%	1.8%	169.1%

	As of June 30,
Metric	2024	2023	% Change
ARR[2]	520.8	391.0	33.2%

Second Quarter 2024 Business Highlights

●	VARs and customers – The Company now has over 30 VARs signed. These VARs represent over 1,000 end customers with over 4.7 million end users. In the quarter ended June 30, 2024 the Company added over 108 end customers and 176,000 licensed users.

●	Licensed Users – As of June 30, 2024, the Company had more than 4.9 million licensed users, up from 4.4 million at the end of 2023.

●	Business Combination – As previously announced, on April 16, 2024, the Company successfully completed the Business Combination”) and began trading as a public company under the ticker “AILE” on April 17, 2024. The Company subsequently appointed Matthew Barger, Ian Davis, Bruce Mehlman, Michael Moe and Tom Olivier to its Board of Directors.

●	Non- recurring items incurred because of the Business Combination are listed below:

●	$82.3 million one-time catch-up share-based compensation expense.

●	Other one-time expenses of:

▪	$37.4 million change in fair value of warrant liability;

▪	$169.9 million change in fair value of convertible notes; and

▪	$8.2 million gain on debt extinguishment.

●	Accordion Loan – On June 28, 2024, the Company secured an additional $20.0 million in financing from the accordion feature of Loan and Security Agreement with East West Bank, with Valley Bank joining the syndicate to increase our total debt balance to $60.0 million.

●	Liquidity situation – As of June 30, 2024 our Cash and accounts receivable balance was $130.4 million. Accrued liabilities stood at $9.1 million.

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About iLearningEngines

iLearningEngines (Nasdaq: AILE) is a leading Applied AI platform for learning and work automation. iLearningEngines enables Enterprises to rapidly productize and deploy a wide range of AI applications and use cases (AI Engines) at scale.

iLearningEngines is powered by proprietary vertical specific AI models and data with a flexible No Code AI canvas to drive rapid out-of-the-box deployment while offering low latency and high levels of data security and compliance.

Serving over 1,000 enterprise end customers, iLearningEngines is deployed globally into some of the most demanding vertical markets including Healthcare, Education, Insurance, Retail, Energy, Manufacturing and Public Sector to achieve mission critical outcomes.

For more information about iLearningEngines, please visit: www.ilearningengines.com & https://investors.ilearningengines.com/ or contact investors@ilearningengines.com

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENT
(In thousands)

	Six months Ended June 30,		Amount Change	% Change	Three months Ended June 30,		Amount Change	% Change
(Dollars in thousands)	2024	2023	2024 vs 2023	2024 vs 2023	2024	2023	2024 vs 2023	2024 vs 2023
Revenue	$260,473	$195,225	$65,248	33.4%	$135,538	$101,245	$34,293	33.9%
Cost of revenue	80,559	61,645	18,914	30.7%	41,845	30,094	11,751	39.0%
Gross profit	179,914	133,580	46,334	34.7%	93,693	71,151	22,542	31.7%
Operating expenses:
Selling, general, and administrative expenses	178,885	68,466	110,419	161.3%	137,662	36,854	100,808	273.5%
Research and development expenses	78,344	59,015	19,329	32.8%	41,245	30,433	10,812	35.5%
Total operating expenses	257,229	127,481	129,748	101.8%	178,907	67,287	111,620	165.9%
Operating (loss) income	(77,315)	6,099	(83,414)	NM	(85,214)	3,864	(89,078)	NM
Other (expense) income:
Interest expense	(3,384)	(3,155)	(229)	7.3%	(1,398)	(1,567)	169	(10.8)%
Change in fair value of warrant liability	(52,513)	(690)	(51,823)	NM	(37,395)	(410)	(36,985)	NM
Change in fair value of WTI loan	1,292	-	1,292	NM	1,292	-	1,292	NM
Change in fair value of loan restructuring liability	(15,547)	-	(15,547)	NM	(15,547)	-	(15,547)	NM
Change in fair value of derivative financial instrument - Make-Whole Provision	(14,643)	-	(14,643)	NM	(14,643)	-	(14,643)	NM
Change in fair value of convertible notes	(175,325)	(3,038)	(172,287)	NM	(169,860)	(3,038)	(166,822)	NM
Gain from forgiveness of deferred transaction costs	700	-	700	NM	700	-	700	NM
Gain/(loss) on debt extinguishment	(1,881)	-	(1,881)	NM	8,160	-	8,160	NM
Other expense	(52)	(15)	(37)	246.7%	(52)	45	(97)	(215.6)%
Foreign exchange (loss)/gain	(4)	(2)	(2)	100.0%	(2)	6	(8)	(133.3)%
Total other expense	(261,357)	(6,900)	(254,457)	NM	(228,745)	(4,964)	(223,781)	NM
Net loss before income tax expenses	(338,672)	(801)	(337,871)	NM	(313,959)	(1,100)	(312,859)	NM
Income tax expense	(1,289)	(652)	(637)	97.7%	(67)	(804)	737	(91.7)%
Net loss	$(339,961)	$(1,453)	$(338,508)	NM	$(314,026)	$(1,904)	$(312,122)	NM

AI for the Limitless Enterprise

ILEARNINGENGINES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$39,242	$4,763
Restricted cash	-	2,000
Accounts receivable, net of provision for credit loss of $847 and $336, respectively	91,182	73,498
Contract asset	253	509
Prepaid expenses and other current assets	88	62
Prepaid income tax	17	-
Total current assets	130,782	80,832
Receivable from Technology Partner	17,150	13,602
Receivable from related party	-	465
Other assets	640	729
Deferred tax assets, net	8,114	5,703
Deferred transaction costs	-	3,990
Total assets	$156,686	$105,321
Liabilities and shareholders’ equity (deficit)
Current liabilities:
Trade accounts payable	$966	$3,753
Accrued expenses	9,138	2,982
Current portion of long-term debt, net	-	10,517
Contract liability	95	2,765
Payroll taxes payable	3,037	3,037
Derivative financial instrument – Make-Whole provision	15,839	-
Derivative financial instrument – forward purchase agreement	267	-
Excise tax payable	2,473	-
Related party payable	35	-
Equity-settled transaction costs payable	6,500	-
Other current liabilities	123	116
Total current liabilities	38,473	23,170
Convertible notes	-	31,547
Warrant liability	5,568	11,870
Revolving line of credit, net of capitalized financing cost of $744	59,256	-
Long-term debt, net	-	10,679
Subordinated payable to Technology Partner	50,415	49,163
Other non-current liabilities	51	74
Total liabilities	153,763	126,503

Shareholders’ equity (deficit):
Common Shares $0.0001 par value: 700,000,000 shares authorized: 141,173,275 shares, and 77,242,379 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	14	8
Additional paid-in capital	405,192	36,386
Prepaid forward purchase agreement	(4,746)	-
Accumulated deficit	(397,537)	(57,576)
Total shareholders’ equity (deficit)	2,923	(21,182)
Total liabilities and shareholders’ equity (deficit)	$156,686	$105,321

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(339,961)	$(1,453)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	61	39
Amortization of debt issuance	667	1,040
Provision for deferred taxes	726	371
Accretion of interest on subordinated payable to Technology Partner	1,252	834
Change in fair value of warrant liability	52,513	690
Change in fair value of WTI loan	(1,292)	-
Change in fair value of loan restructuring liability	15,547	-
Change in fair value of convertible notes	175,325	3,038
Change in fair value of derivative financial instrument - Make-Whole provision	14,643	-
Gain from forgiveness of deferred transaction cost	(700)	-
Loss on debt extinguishment	1,881	-
Provision for current expected credit losses	511	-
Share-based compensation	88,043	-
Changes in operating assets and liabilities:
Accounts receivable	(18,195)	(13,817)
Receivable from related party	465	130
Contract asset	256	6,474
Prepaid expenses and other current assets	31	29
Receivable from Technology Partner	(3,548)	(5,556)
Trade accounts payable	4,153	304
Accrued expenses and other current liabilities	683	36
Contract liability	(2,670)	1,133
Payroll taxes payable	-	248
Net cash flows used in operating activities	(9,609)	(6,460)
Cash flows from investing activities:
Purchases of property and equipment (included in Other assets)	(14)	(7)
Net cash flows used in investing activities	(14)	(7)
Cash flows from financing activities:
Proceeds from related party payable	35	-
Repayments on term loans	(26,169)	(4,427)
Proceeds from term loans	-	5,000
Proceeds from 2023 and 2024 convertible notes	29,415	9,900
Proceeds from revolving line of credit	60,000
Payment of debt issuance for revolving line of credit	(781)	-
Proceeds for subscription of convertible notes	400	-
Payment returned for subscription of convertible notes	(400)	-
Payment of costs directly attributable to the issuance of common stock in connection with Business Combination	(15,918)	-
Proceeds from Business Combination	5,430	-
Pre-payment of forward purchase agreement	(4,994)	-
Taxes paid related to net share settlement of restricted stock units	(4,916)	-
Net cash flows provided by financing activities	42,102	10,473
Net change in cash	32,479	4,006
Cash, beginning of year	6,763	856
Cash, end of period	$39,242	$4,862
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$753	$1,286
Supplemental disclosure of non-cash investing and financing activities:
Warrants issued in connection with new debt	$-	$515
Issuance of ILE common stock for fee equitization	$10,300	$-
Issuance of ILE common stock for WTI warrants pursuant to the Amended Term Loan and loan restructuring shares	$79,560	$-
Cancellation of loan restructuring shares	$(8,160)	$-
Issuance of common stock to settle Amended Term Loan	$1,594	$-

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Certain Definitions

(a)	“ARR” or “Annual Recurring Revenue” means the annualized recurring value of all active maintenance and support contracts at the end of a reporting period. ARR is useful for assessing the performance of the Company’s recurring maintenance and support revenue base and identifying trends affecting the Company’s business. ARR mitigates fluctuations due to seasonality, contract term, sales mix, and revenue recognition timing resulting from revenue recognition methodologies under GAAP. ARR should be viewed independently of revenue as it is an operating measure and is not intended to be combined with or to replace GAAP revenue.

(b)	“NDR” or “Net Dollar Retention” means an operational performance measure that is used to assess client retention and its dollar impact on business. NDR is defined as the ARR in dollars generated in the current period by clients that existed in the prior comparable period divided by the ARR in dollars by those same clients in the prior period. NDR illustrates the impact of upgrades, downgrades, and cancellations in the current period on the existing client base. Since NDR does not factor in revenue from clients acquired in the current period and includes any churn from existing contracted customers, it is believed that it is an accurate measure of client retention. For the avoidance of doubt, NDR does not exclude prior year contracted customers that were not retained in the current year.

a.	NDR is calculated as the dollar value of recurring revenue from existing clients at the end of the prior period, plus the current period’s dollar impact of upsells or cross-sells from the prior period’s existing clients, minus the current period’s dollar impact of churn or downgrades from the prior period’s existing clients, divided by prior period recurring revenues from existing clients.

b.	The dollar impact of upsells or cross-sells is calculated as the sum of incremental recurring revenue between the end of the prior period and the end of the current period from the prior period’s existing clients that expanded usage of our products resulting in incremental recurring revenues earned in the current period.

c.	The dollar impact of churn or downgrades is calculated as the difference in recurring revenue between the end of the prior period and the end of the current period from the prior period’s existing clients that have decreased in usage or are no longer revenue contributing customers.

(c)	“NM” means not meaningful

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Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release also contains adjusted EBITDA and adjusted EBITDA margin. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods.

Adjusted EBITDA is calculated net (loss) income plus: (1) interest, (2) taxes, (3) depreciation and amortization, (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. Adjusted EBITDA is a performance measure that the Company uses to assess its operating performance and the operating leverage within its business. The Company monitors Adjusted EBITDA as a non-GAAP financial measure to supplement the financial information it presents in accordance with GAAP to provide investors with additional information regarding its financial results. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.

The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached reconciliation tables for details of the amounts excluded and included to arrive at certain of the non-GAAP financial measures.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

The following table presents a reconciliation of unaudited Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months Ended June 30,		Six months Ended June 30,
	2024	2023	2024	2023
	(Dollars in thousands)		(Dollars in thousands)
Net loss	$(314,026)	$(1,904)	$(339,961)	$(1,453)
Interest expense	1,398	1,567	3,384	3,155
Income tax expense	67	804	1,289	652
Depreciation and amortization	7	13	61	39
EBITDA	(312,554)	480	(335,227)	2,393
Other expense (income)	52	(45)	52	17
Share-based compensation expense	88,043	-	88,043	-
Transaction costs(1)	424	1,175	1,483	1,201
Change in fair value of warrant liability	37,395	(280)	52,513	-
Change in fair value of WTI loan	(1,292)	-	(1,292)	-
Change in fair value of loan restructuring liability	15,547	-	15,547	-
Change in fair value of derivative financial instrument - Make-Whole Provision	14,643	-	14,643	-
Change in fair value of convertible notes	169,860	-	175,325	-
Gain/(loss) on extinguishment	(8,160)	-	1,881	-
Adjusted EBITDA	$3,958	$1,330	$12,968	$3,611

(1)	Represents legal, tax, accounting, consulting, and other professional fees related to the Merger with Arrowroot and previously explored strategic alternatives, all of which are non-recurring in nature. Additionally, in May 2024, the Cooley amendment was further amended, resulting in a reduction of deferred transaction fees payable for $0.7 million.

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Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 with respect to the Business Combination. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” “anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” the negative forms of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to invest in continued platform growth; the potential benefits of the Business Combination, the Company’s future growth prospects, the Company’s ability to drive value for new and existing customers and the Company’s ability to address market opportunities across artificial intelligence. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the iLearningEngines’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of iLearningEngines. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; iLearningEngines’ failure to realize the anticipated benefits of the Business Combination; risks related to the rollout of iLearningEngines’ business and the timing of expected business milestones; iLearningEngines’ dependence on a limited number of customers and partners; iLearningEngines’ ability to obtain sufficient financing to pay its expenses incurred in connection with the closing of the Business Combination; the ability of iLearningEngines to issue equity or equity-linked securities or obtain debt financing in the future; risks related to iLearningEngines’ need for substantial additional financing to implement its operating plans, which financing it may be unable to obtain, or unable to obtain on acceptable terms; iLearningEngines’ ability to maintain the listing of its securities on Nasdaq or another national securities exchange; the risk that the Business Combination disrupts current plans and operations of iLearningEngines; the effects of competition on iLearningEngines future business and the ability of iLearningEngines to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks related to political and macroeconomic uncertainty; the outcome of any legal proceedings that may be instituted against iLearningEngines or any of their respective directors or officers, including litigation related to the Business Combination; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in the Company’s registration statement on Form S-4, as amended or supplemented, under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that iLearningEngines does not presently know, or that iLearningEngines does not currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect iLearningEngines’ expectations, plans, or forecasts of future events and views as of the date of this communication. iLearningEngines anticipate that subsequent events and developments will cause iLearningEngines’ assessments to change. However, while iLearningEngines may elect to update these forward-looking statements at some point in the future, iLearningEngines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing iLearningEngines’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IR & Press Contacts:

Investor Contact:

Kevin Hunt, ICR Inc.

iLearningEnginesIR@icrinc.com

Press Contact:

Dan Brennan, ICR Inc.

iLearningPR@icrinc.com